Exhibit 10.44

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

September 5, 2002

Schering-Plough Ltd.
Toepferstrasse 5
CH6004 Lucerne
Switzerland
ATTN:  David Poorvin, Prokurist

Schering-Plough Research Institute
2015 Galloping Hill Road
Kennilworth, New Jersey 07033
ATTN:  Cecil B. Pickett, President

cc:	Schering Corporation
Vice President, Business Development
Staff Vice President, Licensing

RE:	Termination and Release of Collaborative Agreements, GEM Services Agreement and Custom Sequencing Services Agreement

Dear Sirs:

This letter is to confirm the understanding of the parties with respect to the following agreements:

(i)
the two Collaborative Agreements, each dated as of September 30, 1998, by and between Incyte Genomics, Inc., formerly known as Incyte Pharmaceuticals, Inc. (“Incyte”), and each of Schering-Plough Ltd. (“SPL”) and Schering Corporation (“SC”), respectively, and each as amended on November 14, 2000 (collectively, the “Collaborative Agreements”);

(ii)	the Incyte Custom Sequencing Services Agreement, dated as of September 25, 2001, by and between Incyte and Schering-Plough Research Institute (“SPRI”) (the “Sequencing Agreement”); and

(iii)	the GEM Services Agreement, dated as of September 30, 1998, by and between Incyte and SPRI, as amended on November 14, 2000 (the “GEM Agreement”)

The Collaborative Agreements, the Sequencing Agreement, and the GEM Agreement are herein collectively referred to as the “Agreements”. SPL, SC and SPRI are together referred to herein as “Schering”. Capitalized terms not expressly defined herein shall have the meanings set forth in the Collaborative Agreements, the Sequencing Agreement and/or the GEM Agreement, as applicable.

The parties have determined that it is no longer in each party’s best interest to continue under the Agreements. The Parties agree that notwithstanding anything in the Agreements to the contrary, that the parties rights and obligations following such termination shall be governed by the terms and conditions set forth in this letter of agreement.

In connection with the termination of the Agreements, the parties wish to resolve any and all disputes between the parties related to the Agreements and to release each party from any liabilities, claims or obligations of either party arising in connection with the Agreements.

In view of the foregoing, the parties hereby agree as follows:

A.    Termination of Agreements

1.
Effective as of the last date of signature appearing below (the “Termination Date”), the parties hereby terminate the Agreements in their entirety. Except as expressly set forth in this letter of agreement, no provisions of any of the Agreements (including any provisions therein that are expressly identified in the Agreements as surviving termination) shall be of any further force or effect. Without limiting the foregoing, and for clarification purposes only, the parties agree that, as of the Termination Date:

•	All licenses and other rights (including without limitation all licenses granted pursuant to Section 3 of the Collaborative Agreements) granted pursuant to the Agreements are hereby rescinded.

•	Incyte shall own all right, title and interest in and to the Gene Products and the Incyte Technology provided to SPL and SC, or their Affiliates, under the Collaborative Agreements.

2.
Except as expressly set forth in paragraph A.5 of this letter of agreement, nothing herein shall be construed as granting or conveying (by implication, estoppel or otherwise) (i) to Schering or its Affiliates any license, title or other right in or to any of Incyte’s patent applications, patents, trademarks or other intellectual property of Incyte (including without limitation the Incyte Patent Rights and Incyte Know-How), or (ii) to Incyte or its Affiliates any license, title or other right in or to any of Schering’s patent applications, patents, trademarks or other intellectual property.

3.
Schering hereby represents and warrants to Incyte that as of the Termination Date Schering and its Affiliates does not have any ongoing research and development programs ***. Schering further represents and warrants to Incyte that as of the Termination Date it has not discovered or developed any Products through use of the ***.

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.
Effective as of the Termination Date, Schering shall (i) immediately discontinue any and all use of all LifeSeq Database Products and Database Information, (ii) promptly remove the LifeSeq Database Products from each Installation Site and Remote Site, and (iii) promptly return to Incyte and/or destroy and certify in writing to Incyte as to such destruction, all copies of the LifeSeq Database Products and Database Information in its possession or control, including all components thereof.

5.
Schering and its Affiliates shall retain the right to use any and all data, information and materials received from Incyte under the GEM Services Agreement or the Sequencing Agreement for any and all purposes. This will include, without limitation, the right to retain and use data and information (including data and information derived from LifeSeq Database Products) necessary to identify the sequences of the GEM Elements contained in any GEM Arrays provided to Schering under the GEM Services Agreement.

6.
The parties’ rights and obligations under Sections 4.4, 7, 8 and 9 of the GEM Services Agreement and under Sections 2, 3 and 4 of the Sequencing Agreement shall survive and remain in full force and effect after the Termination Date.

B.    Consideration

1.
In consideration for the releases granted by Schering hereunder, Incyte shall pay to Schering a total of *** U.S. dollars (USD $ ***). Such amount shall be payable in *** equal installments of *** dollars each ***, with the *** such payment due within three (3) business days after the Termination Date and the *** payment due on or before ***. All such payments shall be made by wire transfer of immediately available funds to an account designated by Schering.

C.    Settlement and Release of Liability under the Agreements

1.
Schering, on behalf of itself, its Affiliates, and its and their respective officers, directors, employees, agents, successors and assigns hereby forever and irrevocably releases and discharges Incyte, its Affiliates, and its and their respective officers, directors, employees, agents, successors and assigns from and against any and all suits, claims, counterclaims, causes of action or demands arising out of, in connection with, or relating to, any of the Agreements which Schering has asserted or could have asserted under the Agreements, and with respect to all debts, costs, expenses, damages, losses, injuries and liabilities, of whatever kind or nature, in law or equity, related thereto.

2.
Incyte, on behalf of itself, its Affiliates, and its and their respective officers, directors, employees, agents, successors and assigns hereby forever and irrevocably releases and discharges Schering, its Affiliates, and its and their respective officers, directors, employees, agents, successors and assigns from and

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

against any and all suits, claims, counterclaims, causes of action or demands arising out of, in connection with, or relating to, any of the Agreements which Incyte has asserted or could have asserted under the Agreements, and with respect to all debts, costs, expenses, damages, losses, injuries and liabilities, of whatever kind or nature, in law or equity, related thereto.

3.	The parties have each been fully advised of the contents of Section 1542 of the Civil Code of the State of California (“§1542”), which reads as follows:

“Section 1542. General Release; Extent
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Each of Schering and Incyte expressly waives and relinquishes any and all rights and benefits under §1542, and any analogous laws or common law principle of any state or territory in the United States and any foreign jurisdiction, with respect to the claims released hereby, and expressly consents that the releases granted herein will be given full force and effect, including with respect to the release of any claims under the Agreements that are unknown or unsuspected.

Each of the parties expressly and knowingly acknowledges that it may, after the Termination Date, discover facts different from or in addition to those that it knows or believes to be true as of the Termination Date. Nonetheless, each party agrees that the releases granted by it under this letter of agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts.

D.    Miscellaneous Provisions

1.	This letter of agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

2.
None of the parties shall make any press release, disclosure or other form of public statement or disclose to any third party the existence, or the terms and conditions, of this letter of agreement without the prior written consent of the other parties, except to the extent specifically required by law or regulation, or where the specific content of the public statement or disclosure is already public knowledge.

3.
This letter of agreement shall be governed, interpreted and construed for all purposes in accordance with the laws of the State of Delaware, without reference to the conflicts of law principles thereof.

4.
This letter of agreement constitutes and contains the entire understanding of the parties, and cancels and supersedes any and all prior agreements, understandings, representations or negotiations, whether written or verbal, between the parties with respect to the subject matter hereof.

IN WITNESS THEREOF, the parties hereto have caused this letter of agreement to be executed in duplicate by their duly authorized representatives.

INCYTE GENOMICS, INC.	SCHERING-PLOUGH LTD.

By: /s/ Lee Bendekgey	By: /s/ David Poorvin

Name: Lee Bendekgey	Name: David Poorvin

Title: Executive Vice President and General Counsel	Title: Prokurist

Date: September 5, 2002	Date: 10 September 2002

SCHERING CORPORATION	SCHERING-PLOUGH RESEARCH INSTITUTE

By: /s/ David Poorvin	By: /s/ Cecil Pickett

Name: David Poorvin	Name: Cecil Pickett Ph.D.

Title: Prokurist	Title: President

Date: 10 September 2002	Date: 12 September 2002

5